FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 0 2 1998

No. C19163-98

Dean Heller

DEAN HELLER, SECRETARY OF STATE

(R) Receipt No. FY9800042469
UNITEL COMMUNICATIONS LTD.
01/29/1998 Current Balance 805.00
Printed By TN

ARTICLES OF INCORPORATION

OF

VALANCE 9 DEVELOPMENT, INC.

We, the undersigned, having associated ourselves together for the purpose of forming a corporation under the general corporation laws of the State of Nevada, do hereby certify;

1. The name of the corporation is:

VALANCE 9 DEVELOPMENT, INC.

2. The principal place of business of the corporation is to be located at 1655 Heitman Court, Reno, Nevada, 89509.

3. The purposes to be transacted, promoted or carried on by this corporation are:

a. The corporation may engage in any lawful activity.

4. The amount of the total authorized capital stock of this corporation is consisting of 100,000,000 shares at the par value of $0.001 each per share.

5. The members of the governing board of this corporation are styled "Directors", and their number shall not be less than two (2) nor more than five (5). Subject to the aforementioned limitations the number of directors may, from time to time, be increased or decreased in such manner as shall be provided by the by-laws of this corporation. The number of the first board of directors of this corporation shall be two (2) and their names and post office addresses are as follows:

Name	Address
Wayne Walrath	55 Danbury Rd. Ridgefield, Connecticut 06877
Lew Hayse	Ferdinand - Maria - Strasse 36 82319 Starnberg, Germany

6. The capital stock of this corporation shall not be subject to assessment to pay the debts of the corporation, and in this particular, the Articles of Incorporation shall not be subject to amendment.

7. The name and post office address of the incorporator, signing these Articles of Incorporation is as follows:

Name	Address
Max McCombs	1655 Heitman Court P.O. Box 5966 Reno, NV 89513

8. The Resident Agent of the Corporation is:

Max McCombs
1655 Heitman Court
P.O. Box 5966
Reno, NV 89513

9. This corporation shall have perpetual existence.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 29th day of January, 1998.

MAX McCOMBS

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STATE OF NEVADA)
) ss.
COUNTY OF WASHOE)

On this 29 day of January, 1998, before me, the undersigned Notary Public, in and for said County and State, personally appeared MAX McCOMBS, known to me to be the person described in and who executed the annexed instrument, who acknowledged to me that he executed the same freely and voluntarily, and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the aforementioned County and State the day and year first above written.

J.M. Hollinger
NOTARY PUBLIC

J.M. HOLLINGER
Notary Public - State of Nevada
Appointment Recorded in Washoe County
My APPOINTMENT EXPIRES NOV. 11, 1998

Bob Short ☎ (352) 357-8406 4/17/98 11:58 4/4

FY98000008116
$75

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Filed by:
Max McCombs
1655 Heitman Court
P.O. Box 5966
Reno, NV 89513

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
APR 17 1998
No. C1963-98
DEAN HELLER, SECRETARY OF STATE

ROBERT E. SHORT
Chief Executive Officer

1. They constitute at least two-thirds of the original incorporators or of the directors of, VALENCE 9 DEVELOPMENT, INC., a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on FEB 02, 98

REFERENCE INCORPORATION NO. C1963-98, DATED FEBRUARY 2, 1998.

At the time of filing, VALENCE 9 DEVELOPMENT, INC., the word VALENCE was mispelled. YOUR RECORDS SHOW THE FIRST WORD OF THE INCORPORATION TITLE AS "VALANCE". THE PROPER SPELLING IS V-A-L-E-N-C-E. PLEASE AMEND THE FIRST WORD IN THE CORPORATE TITLE. THANK YOU VERY MUCH.

[signature]

State of FL
County of Lake
On 4-16-98
Robert E. Short

JULIE A. BURKE
MY COMMISSION # CC 504277
EXPIRES: January 11, 2000

Julie A. Burke

* Please note that I, Robert E. Short, am the only officer authorized at this time to sign official corporate documents. Please refer to enclosures 1 and 2, FINAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF Valence 9 Development, Inc, dated March 2, 1998.

ENCL (1)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 27 1999
No. C1963-98
Dean Heller
DEAN HELLER, SECRETARY OF STATE

($75)

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

VALENCE 9 DEVELOPMENT, INC.

The undersigned, being the President and Secretary of VALENCE 9 DEVELOPMENT, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on Aug 24, 1999, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of VALENCE 9 DEVELOPMENT, INC. were filed with the Secretary of State of Nevada on the 2nd day of February 1998. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 2nd day of February, 1998, herein is amended to read as follows:

ARTICLE FIRST

FIRST. The name shall be:

New Cinema Partners

08/23/1999 07:04A K06145 F100-000-12457

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

VALENCE 9 DEVELOPMENT, INC.

CONTINUED

The undersigned hereby certify that they have on this 14 day of Aug., 1999 executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Lynde A. Russell
President

Lynde A. Russell
Secretary

RECEIVED
AUG 25 1999
LAUGHLIN ASSOC. INC.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

FILED # C 1963-98
SEP 1 9 2002
IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: NEW CINEMA PARTNERS

2. The articles have been amended as follows (provide article numbers, if available):

I) THE NAME OF THE CORPORATION IS CHANGED TO WITNET INTERNATIONAL, INC.

II) THE AUTHORIZED CAPITAL OF THE CORPORATION IS HEREBY INCREASED TO 150,000,000 with a par value of .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 98%*

4. Officer Signature (Required):

[signature]

HUN SU HAN - PRESIDENT & CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEC-15-03 22:47 FROM: 4162291182 TO:1 775 684 5725 PAGE:03

FY04-55486-
$175

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C1963-98

DEC 3 1 2003

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: WITNET INTERNATIONAL, INC.

2. The articles have been amended as follows (provide article numbers, if available):

① NAME OF THE CORPORATION IS TO BE CHANGED TO "KSIGN INTERNATIONAL, INC."

② COMPANY PERFORMS 10 FOR 1 REVERSE SPLIT OF ITS STOCK. AUTHORIZED CAPITAL REMAINS @ 150,000,000.

SEE ATTACHED FOR DETAILS.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 74,537,743*

4. Effective date of filing (optional): ______
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

******

Wincat International, Inc., a corporation organized and existing under and by virtue of the Corporation Laws of the State of Nevada,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of said corporation, a resolution was duly adopted by the unanimous written consent of its members, setting forth proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stock holders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, pursuant to the provisions of the Nevada Revised Statutes § 78.385, the Certificate of Incorporation of this corporation be amended by changing the name of the corporation, Article I thereof, so that, as amended, said Article shall be and read in its entirety as follows:

"The name of the Corporation is KSIGN INTERNATIONAL, INC."

SECOND, that the Certificate of Incorporation of this corporation be amended by amending Article IV thereof, so that, as amended, said Article shall be and read in its entirety as follows:

"The amount of the total authorized capital stock of this corporation shall consist of 150,000,000 shares at the par value of $0.001 each per share. The Company shall conduct a reverse split of its issued and outstanding Common Shares, pursuant to Nevada Revised Statutes Section 78.2055, as follows:

Each share of the Company's Common Stock, no par value per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into 1/10 of a share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. A record

holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall not exceed one full share. If any New Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date, the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increase in accordance with applicable law."

THIRD: That thereafter, pursuant to resolution of the Board of Directors of said corporation, adopted by unanimous written consent, and in accordance with Nevada Revised Statutes § 78.390, a meeting was held on October 27, 2003, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the provisions of Nevada Revised Statutes § 78.390.

By: ______________________

Mun Su Han,
President & Director

Date: October 27, 2003

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070563777-64
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/16/2007 12:40 PM
	Entity Number C1963-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

KSIGN International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is amended as follows:

"The Name of the Corporation is Columbus Geographic Systems (GIS) Ltd."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: more than 51%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.